Exhibit 99.1

Media contact:

Camille Salama, Zillow Group

press@zillow.com

Zillow Group Appoints April Underwood to its Board of Directors

Slack Executive Brings Deep Technology Industry Experience

SEATTLE, Feb. 13, 2017 — Zillow Group, Inc. (NASDAQ: Z and ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and web, today announced the appointment of April Underwood to the company’s Board of Directors, effective immediately.

Underwood is vice president of product at Slack, a messaging platform for teams that brings all communication together, creating a single unified archive accessible through powerful search. She joined Slack as head of platform in June 2015. Underwood also is a founding member of #Angels, a woman owned and operated angel investing group focused on helping grow technology start-ups. From 2010 until 2015, Underwood led product, marketing and business development teams as director of product at Twitter. Earlier in her career, she served in product and engineering roles of increasing responsibility at Climate Corp (WeatherBill), Google, Travelocity and Intel.

“April is widely recognized as an outstanding leader in the technology community,” said Zillow Group Co-Founder and Executive Chairman Rich Barton. “Her extensive experience and unique perspective in technology product development, engineering, innovation and consumer engagement, as well as her deep understanding of the mobile and internet industries, will be a significant asset to Zillow Group’s Board of Directors. We are thrilled that she has agreed to join and I look forward to her contributions toward Zillow Group’s long-term success.”

“I have long been inspired by Zillow Group’s mission to build the largest, most trusted and vibrant home-related marketplace in the world. I am honored to join the Board of Directors,” said Underwood. “Zillow Group’s people, culture, brands and partnerships are impressive and I look forward to working closely with Rich, Spencer and the other Board members to help support the company’s continued success.”

Underwood graduated from the University of Texas at Austin with a BBA in Management Information Systems and Business Honors, and from the University of California, Berkeley (Haas) with an MBA. She has received numerous recognitions for her contributions to the technology industry, including Fortune’s 40 Under 40 list in 2016, Elle’s Women in Tech list in 2016 and Fast Company’s Most Creative People list in 2015.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements regarding the company’s future results of operations and financial condition, for example, constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from actions taken by the company, as well as from risks and uncertainties beyond the company’s control. Factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 and in the company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

About Zillow Group

Zillow Group (NASDAQ: Z and ZG) houses a portfolio of the largest real estate and home-related brands on the Web and mobile. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling, and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads® and Naked Apartments®. In addition, Zillow Group works with tens of thousands of real estate agents, lenders and rental professionals, helping maximize business opportunities and connect to millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive™ and Retsly®. The company is headquartered in Seattle.

Zillow, Mortech, StreetEasy, Retsly and HotPads are registered trademarks of Zillow, Inc. Trulia is a registered mark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Bridge Interactive is a trademark of Zillow, Inc.

Slack is a registered trademark of Slack Technologies, Inc. Twitter is a registered trademark of Twitter, Inc. The Climate Corporation and WeatherBill are registered trademarks of The Climate Corporation. Google is a registered trademark of Google Inc. Travelocity is a registered trademark of Travelscape, LLC. Intel is a registered trademark of Intel Corporation.

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